Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IMAC Holdings, Inc.

Brentwood, Tennessee

We hereby consent to the use of our report dated May 31, 2018 (except for Note 1 to which the date is June 1, 2018), on the consolidated financial statements of IMAC Holdings, Inc. for the years ended December 31, 2017 and 2016, included herein on this registration statement of IMAC Holdings, Inc. on Form S-1 and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

October 23, 2018